Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Offering Document on Form 1-A of Jabez Biosciences, Inc. of our report dated September 17, 2024, relating to our audit of the financial statements of Jabez Biosciences, Inc. for the period from inception (May 22, 2024) to June 30, 2024. We also consent to the reference to us under the caption “Experts” in the Form 1-A.

Tampa, Florida

October 29, 2024

3702 W Spruce St #1430 ● Tampa, Florida 33607 ● +1.813.441.9707